RYDEX ETF TRUST

                             DISTRIBUTION AGREEMENT



                           Dated as of August 1, 2010


Rydex Distributors, LLC
9601 Blackwell Road, Suite 500
Rockville, MD 20850

Ladies and Gentlemen:

     This is to confirm that, in consideration of the agreements hereinafter contained, the above-named investment company (the "Trust") has agreed that you shall be, for the period of this agreement, the distributor of shares of each series of the Trust set forth on Exhibit A hereto, as such Exhibit may be revised from time to time (each, a "Fund"). For purposes of this agreement the term "Shares" shall mean the authorized shares of the relevant Fund.

     1.  DISTRIBUTION SERVICES

     1.1 You will act as the sole agent of the Trust for the distribution of Shares in Creation Units (as defined herein) covered by, and in accordance with, the registration statement and prospectus then in effect under the Securities Act of 1933, as amended (the "1933 Act") and will transmit promptly any orders received by you for purchase or redemption of Shares in Creation Units to the Transfer Agent for the Trust of which the Trust has notified you in writing. You shall deliver or cause the delivery of a prospectus to persons purchasing Shares in Creation Units and shall maintain records of both orders placed with you and confirmations of acceptance furnished by you. You represent and warrant that you are a broker-dealer registered under the Securities Exchange Act of 1934 (the "1934 Act") and a member of the National Association of Securities Dealers, Inc. You agree to comply with all of the applicable terms and provisions of the 1934 Act.

     1.2 You agree to use your best efforts to perform the services contemplated herein on a continuous basis. It is contemplated that you may enter into "Authorized Participant Agreements" with broker-dealers who agree to solicit orders for Shares. In addition, you may enter into sales or servicing agreements with securities dealers, financial institutions and other industry professionals, such as investment advisers, accountants and estate planning firms. In entering into sales or servicing agreements, you will act only on your own behalf as principal.

     1.3 You shall act as distributor of Shares in Creation Units in compliance in all material respects with all applicable laws, rules and regulations, including, without limitations, all rules and regulations made or adopted pursuant to the Investment Company Act of 1940, as amended, (the "1940 Act") by the Securities and Exchange Commission ("SEC") or any securities association registered under the 1934 Act.

     1.4 Whenever the parties hereto, in their collective judgment, mutually agree that such action is warranted by unusual market, economic or political conditions, or by abnormal circumstances of any kind deemed by them to render sales of a Trust's Shares in Creation Units not in the best interest of the Trust, the parties hereto may agree to decline to accept any orders for, or make any sales of, any Shares in Creation Units until such time as the parties deem it advisable to accept such orders and to make such sales.

     1.5 The Trust agrees to pay all appropriate costs and expenses, including but not limited to, all expenses in connection with the registration of Shares under the 1933 Act and all expenses in connection with maintaining facilities for the issue and transfer of Shares in Creation Units and for supplying information, prices and other data to be furnished by the Trust hereunder, and all expenses in connection with the preparation and printing of the Trust's prospectuses and statements of additional information for regulatory purposes and for distribution to shareholders; provided however, that the Trust shall not pay any of the costs of advertising or promotion for the sale of Shares, except as such payments may be made pursuant to Rule 12b-1 of the 1940 Act.

     1.6 The Trust agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions which may be reasonably necessary in the discretion of the Trust's officers in connection with the qualification of Shares for sale in Creation Units in such states as you may designate to the Trust and the Trust may approve, and the Trust agrees to pay all expenses which may be incurred in connection with such qualification. You shall pay all expenses connected with your own qualification as a dealer under state or Federal laws and, except as otherwise specifically provided in this agreement, all other expenses incurred by you in connection with the sale of Shares in Creation Units as contemplated in this agreement.

     1.7 The Trust shall furnish you from time to time, for use in connection with the sale of Shares in Creation Units, such information with respect to the Trust or any relevant Fund and the Shares as you may reasonably request, all of which shall be signed by one or more of the Trust's duly authorized officers; and the Trust warrants that the statements contained in any such information, when so signed by the Trust's officers, shall be true and correct. The Trust also shall furnish you upon request with: (a) semi-annual reports and annual audited reports of the Trust's books and accounts made by independent public accountants regularly retained by the Trust, (b) quarterly earnings statements prepared by the Trust, (c) a monthly itemized list of the securities in the Trust's or, if applicable, each Fund' portfolio, (d) monthly balance sheets as soon as practicable after the end of each month, and (e) from time to time such additional information regarding the Trust's financial condition as you may reasonably request.

     1.8 The Trust represents to you that all registration statements and prospectuses filed by the Trust with the SEC under the 1933 Act, and under the 1940 Act, with respect to the Shares have been prepared in conformity with the requirements of said Acts and rules and regulations of the SEC thereunder. As used in this agreement the terms "registration statement" and "prospectus" shall mean any registration statement and prospectus, including the statement of additional information incorporated by reference therein, filed with the SEC and any amendments and supplements thereto which at any time shall have been filed with said Commission. The Trust represents and warrants to you that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with said Acts and the rules and regulations of said Commission; that all statements of fact contained in any such registration statement and prospectus will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Trust may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as it may deem necessary or advisable. If the Trust shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Trust of a written request from you to do so, you may, at your option, terminate this agreement or decline to make offers of the Trust's securities until such amendments are made. The Trust will give you reasonable notice in advance of its filing of any amendment to any registration statement or supplement to any prospectus; provided, however, that nothing contained in this agreement shall in any way limit the Trust's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

     1.9 No Shares shall be offered by either you or the Trust under any of the provisions of this agreement and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act or if and so long as a current prospectus as required by Section 10 of said Act is not on file with the SEC; provided, however, that nothing contained in this paragraph 1.11 shall in any way restrict or have any application to or bearing upon the Trust's obligation to redeem or repurchase any Shares from any shareholder in accordance with the provisions of the Trust's prospectus or charter documents.

     1.10 The Trust authorizes you and any dealers with whom you have entered into dealer agreements to use any prospectus in the form most recently furnished by the Trust in connection with the sale of Shares in Creation Units.

     1.11. The Trust agrees to advise you immediately in writing of the occurrence of any of the following events, as soon as any such event comes to the attention of the Trust:

          (a) any request by the SEC for amendments to the registration statement or prospectus then in effect or for additional information;

          (b) the event of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation of any proceeding for that purpose;

          (c) the happening of any event which makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

          (d) all actions of the SEC with respect to any amendments to any registration statement or prospectus which may from time to time be filed with the SEC.

     2. ANTI-MONEY LAUNDERING SERVICES

     The Trust hereby delegates to you, and you agree to accept the delegation of, the performance, on behalf of the Trust, of those anti-money laundering services (the "AML Services") set forth in Exhibit B concerning those retailing broker-dealers that open accounts with the Trust in order to purchase creation units of the Trust's Funds into inventory and then sell them to the public. You agree to the foregoing delegation and agree that you will perform the delegated AML Services in accordance with the Trust's AML Program. In connection therewith, you agree to maintain policies and procedures, and related internal controls, that are consistent with the Trust's AML Program and the requirement that the

Trust employ procedures reasonably designed to achieve compliance with applicable anti-money laundering laws, regulations and rules, including the requirement to have policies and procedures that can be reasonably expected to detect and cause the reporting of transactions under the Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001. You also agree to keep and maintain on behalf of the Trust all books and records which the Trust and you are, or may be, required to keep and maintain pursuant to any applicable laws, regulations, and rules, including without limitation Rules 31a-1 and 31a-2 under the 1940 Act, relating to the maintenance of books and records in connection with the AML services to be provided hereunder. You further agree that all such books and records shall be the property of the Trust and to make such books and records available for inspection by the Trust or by the Trust's regulators, including the SEC, at reasonable times and otherwise to keep confidential all books and records and other information relative to the Trust and its shareholders consistent with the requirements of Regulation S-P.

     2.1 In providing the services and assuming the obligations set forth herein, you may, contract with one or more third party service providers ("Servicers") as you deem appropriate in connection with the performance of your duties and obligations hereunder. Reference herein to your duties and responsibilities shall include the duties and responsibilities of any Servicer contracted with by you to the extent that you shall delegate such duties and responsibilities to such Servicer.

     3. COMPENSATION

     You will accept as compensation for the performance of your obligations hereunder such compensation, if any, as may be provided for in any plan of distribution adopted by the Trust with respect to the Trust or any Fund pursuant to Rule 12b-1 under the 1940 Act.

     4. TERM

     This Agreement shall become effective with respect to each Fund of the Trust as of the date hereof and will continue for an initial two-year term and is renewable annually thereafter so long as such continuance is specifically approved (i) by the Trust's Board on behalf of each Fund or (ii) by a vote of a majority (as defined in the 1940 Act) of the Shares of the Trust or the relevant Fund, as the case may be, provided that in either event its continuance also is approved by a majority of the Board members who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This agreement may be terminated in respect of a Fund at any time, without the payment of any penalty, (i) by vote of a majority of the Directors who are not interested persons of the Trust (as defined under the 1940 Act) or (ii) by vote of a majority (as defined under the 1940 Act) of the outstanding voting securities of the relevant Fund, on at least 60 days' written notice to you. This agreement may also be terminated at any time by you, without the payment of any penalty, upon 60 days' notice by you and will terminate automatically in the event of its assignment (as defined under the 1940 Act).

     5. INDEMNIFICATION

     5.1 The Trust agrees to indemnify, defend and hold you, your several officers and directors, and any person who controls you within the meaning of
Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which you, your officers and directors, or any such controlling persons, may incur under the 1933 Act, the 1940 Act or common law or otherwise, (a) arising out of or on the basis of any untrue statement, or alleged untrue statement, of a material fact required to be stated in either any registration statement or any prospectus or any statement of additional information, or (b) arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in any registration statement, any prospectus or any statement of additional information or necessary to make the statements in any of them not misleading, (c) arising out of breach of any obligation, representation or warranty pursuant to this Agreement by the Trust, or (d) the Trust's failure to comply with applicable securities laws, except that the Trust's agreement to indemnify you, your officers or directors, and any such controlling person will not be deemed to cover any such claim, demand, liability or expense to the extent that it arises out of or is based upon any such untrue statement, alleged untrue statement, omission or alleged omission made in any registration statement, any prospectus or any statement of additional information in reliance upon information furnished by you, your officers, directors or any such controlling person to the Trust or its representatives for use in the preparation thereof, and except that the Trust's agreement to indemnify you and the Trust's representations and warranties set out in paragraph 1.8 of this Agreement will not be deemed to cover any liability to the Funds or their shareholders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties, or by reason of your reckless disregard of your obligations and duties under this Agreement ("Disqualifying Conduct"). The Trust's agreement to indemnify you, your officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Trust's being notified of any action brought against you, your officers or directors, or any such controlling person, such notification to be given by letter, by facsimile or by telegram addressed to the Trust at its address set forth above within a reasonable period of time after the summons or other first legal process shall have been served. The failure so to notify the Trust of any such action shall not relieve the Trust from any liability which the Trust may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Trust's indemnity agreement contained in this paragraph 1.9. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Trust and approved by you. In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing approved by you, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, the Trust will reimburse you, your officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by you or them. The Trust's indemnification agreement contained in this paragraph 1.9 and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you, your officers and directors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to your benefit, to the benefit of your several officers and directors, and their respective estates, and to the benefit of any controlling persons or other affiliates, and their successors. The Trust agrees promptly to notify you of the commencement of any litigation or proceedings against the Trust or any of its officers or Board members in connection with the issue and sale of Shares.

     5.2 You agree to indemnify, defend and hold the Trust, its several officers and Board members, and any person who controls the Trust within the meaning of
Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its officers or Board members, or any such controlling person, may incur under the 1933 Act, the 1940 Act, or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or Board members, or such controlling person resulting from such claims or demands, (a) shall arise out of or be based upon any information, statements or representations made or provided by you in any sales literature or advertisements, or any Disqualifying Conduct by you in connection with the offering and sale of any Shares, (b) shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by you to the Trust specifically for use in the Trust's registration statement and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus or statement of additional information, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by you to the Trust and required to be stated in such answers or necessary to make such information not misleading, (c) arising out of your breach of any obligation, representation or warranty pursuant to this Agreement, or (d) your failure to comply with applicable securities laws. Your agreement to indemnify the Trust, its officers and Board members, and any such controlling person, as aforesaid, is expressly conditioned upon your being notified of any action brought against the Trust, its officers or Board members, or any such controlling person, such notification to be given by letter, by facsimile or by telegram addressed to you at your address set forth above within a reasonable period of time after the summons or other first legal process shall have been served. The failure so to notify you of any such action shall not relieve you from any liability which you may have to the Trust, its officers or Board members, or to such controlling person by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of your indemnity agreement contained in this paragraph. You will be entitled to assume the defense of such action, but, in such case, such defense shall be conducted by counsel of good standing chosen by you and approved by an executive officer of the Trust, if such action is based solely upon such alleged misstatement or omission on your part, and in any other event Trust, its officers or Board members, or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. This agreement of indemnity will inure exclusively to the Trust's benefit, to the benefit of the Trust's officers and Board members, and their respective estates, and to the benefit of any controlling persons and their successors. You agree promptly to notify the Trust of the commencement of any litigation or proceedings against you or any of your officers or directors in connection with the issue and sale of Shares.

     6. MISCELLANEOUS

     6.1 The Trust recognizes that your directors, officers and employees may from time to time serve as directors, trustees, officers and employees of corporations and business trusts (including other investment companies), and that you or your affiliates may enter into distribution or other agreements with such other corporations and trusts.

     6.2 No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

     6.3 This Agreement shall be governed by the laws of the State of Delaware, without regard to principles of conflicts of laws.

     6.4 The Declaration of Trust dated November 22, 2002, establishing the Trust, which is hereby referred to and a Certification of Formation for which is on file with the Secretary of State of the state of Delaware, provides that the name Rydex ETF Trust means the Trustees from time to time serving (as Trustees but not personally) under such Declaration of Trust. It is expressly acknowledged and agreed that the obligations of the Trust hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of the Trust, personally, but shall bind only the trust property of the Trust, as provided in its Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust. You understand and agree that the rights and obligations of each series of shares of the Trust under the Declaration of Trust are separate and distinct from those of any and all other series.

     6.5 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

     Please confirm that the foregoing is in accordance with your understanding and indicate your acceptance hereof by signing below, whereupon it shall become a binding agreement between us.

                                            Very truly yours,



                                            RYDEX ETF TRUST



                                            By: /s/ Richard M. Goldman
                                                --------------------------------
                                                Name: Richard M. Goldman
                                                Title: President

Accepted:

RYDEX DISTRIBUTORS, LLC



By:    /s/ Richard M. Goldman
       --------------------------------
Name:  Richard M. Goldman
Title: President

                                    EXHIBIT A



FUND                                                                 SYMBOL
----                                                                 ------
Rydex S&P Equal Weight ETF                                           RSP
Rydex Russell Top 50(R) ETF                                          XLG
Rydex S&P 500 Pure Growth ETF                                        RPG
Rydex S&P 500 Pure Value ETF                                         RPV
Rydex S&P MidCap 400 Pure Growth ETF                                 RFG
Rydex S&P MidCap 400 Pure Value ETF                                  RFV
Rydex S&P SmallCap 600 Pure Growth ETF                               RZG
Rydex S&P SmallCap 600 Pure Value ETF                                RZV
Rydex S&P Equal Weight Consumer Discretionary ETF                    RCD
Rydex S&P Equal Weight Consumer Staples ETF                          RHS
Rydex S&P Equal Weight Energy ETF                                    RYE
Rydex S&P Equal Weight Financials ETF                                RYF
Rydex S&P Equal Weight Health Care ETF                               RYH
Rydex S&P Equal Weight Industrials ETF                               RGI
Rydex S&P Equal Weight Materials ETF                                 RTM
Rydex S&P Equal Weight Technology ETF                                RYT
Rydex S&P Equal Weight Utilities ETF                                 RYU
Rydex 2x S&P 500 ETF                                                 RSU
Rydex Inverse S&P 500 ETF                                            --
Rydex Inverse 2x S&P 500 ETF                                         RSW
Rydex 2x S&P MidCap 400 ETF                                          RMM
Rydex Inverse S&P MidCap 400 ETF                                     --
Rydex Inverse 2x S&P MidCap 400 ETF                                  RMS
Rydex 2x S&P SmallCap 600 ETF                                        --
Rydex Inverse S&P SmallCap 600 ETF                                   --
Rydex Inverse 2x S&P SmallCap 600 ETF                                --
Rydex 2x NASDAQ 100 ETF                                              --
Rydex Inverse NASDAQ 100 ETF                                         --
Rydex Inverse 2x NASDAQ 100 ETF                                      --
Rydex 2x Russell 2000(R) ETF                                         RRY
Rydex Inverse Russell 2000(R) ETF                                      --
Rydex Inverse 2x Russell 2000(R) ETF                                 RRZ
Rydex 2x NASDAQ Biotech ETF                                          --
Rydex Inverse NASDAQ Biotech ETF                                     --
Rydex Inverse 2x NASDAQ Biotech ETF                                  --
Rydex 2x Russell 1000(R) ETF                                         --
Rydex Inverse Russell 1000(R) ETF                                    --
Rydex Inverse 2x Russell 1000(R) ETF                                 --
Rydex Inverse 2x MSCI EAFE ETF                                       --
Rydex Inverse 2x MSCI Emerging Markets ETF                           --
Rydex Inverse 2x MSCI Japan ETF                                      --
Rydex Inverse 2x MSCI Taiwan ETF                                     --
Rydex Inverse 2x MSCI Hong Kong ETF                                  --
Rydex Inverse 2x MSCI Brazil ETF                                     --

Rydex Inverse 2x S&P Europe 350 ETF                                  --
Rydex Inverse 2x S&P/TOPIX 150 ETF                                   --
Rydex Inverse 2x FTSE/Xinhua China 25 ETF                            --
Rydex Inverse 2x Lehman 7-10 Year Treasury ETF                       --
Rydex Inverse 2x Lehman 20+ Year Treasury ETF                        --
Rydex Inverse 2x Lehman Aggregate Bond ETF                           --
Rydex Inverse 2x LB U.S. Corporate High-Yield ETF                    --
Rydex 2x S&P Select Sector Consumer Discretionary ETF
Rydex Inverse 2x S&P Select Sector Consumer Discretionary ETF
Rydex 2x S&P Select Sector Consumer Staples ETF
Rydex Inverse 2x S&P Select Sector Consumer Staples ETF
Rydex 2x S&P Select Sector Energy ETF
Rydex Inverse 2x S&P Select Sector Energy ETF
Rydex 2x S&P Select Sector Financial ETF
Rydex Inverse 2x S&P Select Sector Financial ETF
Rydex 2x S&P Select Sector Health Care ETF
Rydex Inverse 2x S&P Select Sector Health Care ETF
Rydex 2x S&P Select Sector Industrials ETF
Rydex Inverse 2x S&P Select Sector Industrials ETF
Rydex 2x S&P Select Sector Materials ETF
Rydex Inverse 2x S&P Select Sector Materials ETF
Rydex 2x S&P Select Sector Technology ETF
Rydex Inverse 2x S&P Select Sector Technology ETF
Rydex 2x S&P Select Sector Utilities ETF
Rydex Inverse 2x S&P Select Sector Utilities ETF
Rydex MSCI Equal Weight EAFE ETF
Rydex S&P 700 Equal Weight ETF
Rydex Russell MidCap Equal Weight ETF
Rydex Russell 1000(R) Equal Weight ETF
Rydex Russell 2000(R) Equal Weight ETF
Rydex Russell BRIC Equal Weight ETF
Rydex Russell Greater China Large Cap Equal Weight ETF
Rydex MSCI EAFE Equal Weight ETF
Rydex MSCI Emerging Markets Equal Weight ETF
Rydex MSCI ACWI Equal Weight ETF

                                    EXHIBIT B

                                  AML SERVICES

1. Establish and implement an AML Program, including a Customer Identification Program ("CIP"), that is consistent with applicable anti-money laundering laws, regulations and rules ("Applicable AML Laws") and the Trust's AML Program.

2. Respond promptly to requests from Financial Crimes Enforcement Network ("FinCEN"), a department of the U.S. Treasury, about accounts or transactions by reporting to FinCEN the identity of the specified individual or organization, the account number, all identifying information provided by the account holder when the account was established, and the date and type of transaction, after providing notice to the Trust to the extent reasonably practical and allowed by Applicable AML Laws.

3. Share information with the Trust, and other financial institutions as requested by the Trust, regarding those suspected of terrorism and money laundering for the purposes of identifying and reporting activities that may involve terrorist acts or money laundering activities in compliance with Applicable AML Laws.

4. File with FinCEN an initial notice before sharing any information with any other financial institutions, including affiliates, and file annual notices afterwards using forms made available at WWW.FINCEN.GOV and take reasonable steps to verify that the other financial institution has submitted the requisite notice to FinCEN, either by obtaining confirmation from the financial institution or by consulting a list of such financial institutions that FinCEN will make available.

5. Identify and verify the identity of all shareholders upon the opening of new accounts in compliance with Applicable AML Laws.

6. Perform additional due diligence to verify the identity of shareholders with accounts that may pose a greater risk of terrorism or money laundering activity, such as foreign accounts, domestic or foreign corporate or business entity accounts, domestic or foreign trust accounts, offshore accounts, intermediary accounts, account in high risk and non-cooperative jurisdictions, and senior foreign government or public official accounts in compliance with Applicable AML Laws.

7. Check shareholders against Treasury's Office of Foreign Assets Control ("OFAC") list of "Specifically Designated Nationals and Blocked Persons List" and similar lists of terrorists received from governmental agencies, and place holds on transactions in shareholder accounts or freeze assets in shareholder accounts, as required by Applicable AML Laws.

8. Provide notices to shareholders, prior to the opening of an account or trading authority is granted, that the Trust will request information, from either the shareholder or a third party, to verify the identity of the shareholder in compliance with Applicable AML Laws.

9. Monitor, identify and report shareholder transactions and identify and report suspicious activities that are required to be so identified and reported, and provide other required reports to the SEC, the U.S. Treasury Department, the Internal Revenue Service or each agent's designated agent, in each case consistent with the Trust's AML Program.

10. Maintain the confidentiality of any reports provided to the SEC, the U.S. Treasury Department, the Internal Revenue Service or each agency's designated agent in compliance with Applicable AML Laws.

11. Create documentation to provide a basis for law enforcement authorities to trace illicit funds.

12. Maintain all records or other documentation related to shareholder accounts and transactions therein that are required to be prepared and maintained pursuant to the Trust's AML Program, and make the same available for inspection by (i) the Trust's AML Compliance Officer, the Board, or the independent auditor of the Board, (ii) any auditor of the Trust's AML Program or related procedures, policies or controls that has been designated by the Trust in writing, or (iii) regulatory or law enforcement authorities, and otherwise make said records or other documents available at the reasonable direction of the Trust's AML Compliance Officer.

13. Arrange for periodic reviews of the AML Services of the Distributor at least annually, which reviews are performed by qualified outside parties knowledgeable about Applicable AML Laws, but not involved in the day-to-day operation of the AML Services.

14. Develop and implement an ongoing employee training program providing training, at least annually, with regard to how to identify red flags and signs of terrorism or money laundering activities, what to do if such a red flag is identified, AML record retention policies, and the consequences of not complying with the Applicable AML Laws.

15. Perform such other related services as are required by the Trust's AML Program as it relates to shareholder accounts that are maintained pursuant to omnibus account relationships between the Distributor and Sub-Distributors pursuant to certain Dealer Agreements that the Distributor may elect to enter into from time to time.

16. Provide a copy of the Distributor's AML Program, and promptly provide any subsequent amendments thereto, and an annual written certification to the Trust that the Distributor has implemented an AML Program that is consistent with the AML Program of the Trust and will perform the specified requirements of the CIP.

                                      B-2